Exhibit 99.1

Viasat Announces Appointment of Shekar Ayyar and Jinhy Yoon to Board of Directors

and Enters into Cooperation Agreement with Carronade Capital Management

CARLSBAD, Calif., May 7, 2026 – Viasat, Inc. (NASDAQ: VSAT) today announced the appointment of Shekar Ayyar, Chairman and Chief Executive Officer of Arrcus, Inc., and Jinhy Yoon, former EVP at PIMCO, to its Board of Directors (the “Board”) and Strategic Review Committee, effective immediately, and the entry into a cooperation agreement (the “Agreement”) with Carronade Capital Management, LP (“Carronade Capital”). Following the appointments of Mr. Ayyar and Ms. Yoon, the Viasat Board will be comprised of 10 directors, 8 of whom are independent.

“On behalf of the Board, we are pleased to welcome Shekar and Jinhy to Viasat,” said Mark Dankberg, Chairman and CEO, Viasat. “Shekar is a seasoned technology executive with deep operating experience at scale across enterprise software, cloud, networking and communications infrastructure, with significant public company M&A experience spanning financial valuation frameworks and strategy, including his role on the board of Altair seeing it through its $10+ billion sale to Siemens. Jinhy brings strong financial, governance and capital allocation experience to the Board, advising on and structuring billions of dollars in public debt issuances and working extensively with executive teams on strategic transactions and risk management, including playing a key role in guiding Intelsat through the successful completion of its sale to SES S.A. Their strategic, operational, financial and governance experience will be valuable as the Board continues to prioritize unlocking what we believe is the tremendous potential of our underlying businesses.”

“We appreciate the constructive dialogue we have had with Carronade Capital over the past year and are pleased to have reached this agreement, which we believe is in the best interests of Viasat and all of its shareholders,” said Mark Dankberg. “The Board remains focused on overseeing the execution of the Company’s strategy and service entry of the ViaSat-3 constellation in order to drive value for our employees, customers, and shareholders.”

“We have long recognized the substantial intrinsic value embedded across Viasat’s businesses, including the underappreciated Defense and Advanced Technologies business and a leading market position in global MSS spectrum,” said Dan Gropper, Managing Partner of Carronade Capital. “It is our continued belief that the ongoing strategic review coupled with disciplined execution and careful capital allocation can help unlock substantial value.”

“Carronade believes the addition of these two new directors to the Board’s Strategic Review Committee demonstrates a renewed commitment to unlocking substantial shareholder value. We look forward to collaborating with the Board to advance the review process already underway and to drive meaningful value creation across Viasat’s businesses for the benefit of all shareholders,” said Stas Futoransky, Partner of Carronade Capital.

Under the terms of the Agreement, Carronade Capital has agreed to customary standstill, voting and other provisions. The full Agreement will be filed as an exhibit to a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

About Shekar Ayyar

Shekar Ayyar is Chairman and Chief Executive Officer of Arrcus, Inc., a networking software company focused on AI infrastructure, data centers and communications networks. He is a seasoned technology executive with significant experience leading growth businesses and strategic initiatives across cloud, networking and communications infrastructure. He previously held senior leadership roles at VMware, including as Executive Vice President and General Manager of the company’s Telco and Edge Cloud business and as Executive Vice President of Strategy and Corporate Development. He also served on the board of Altair Engineering, overseeing its $10 billion sale to Siemens.

Mr. Ayyar holds a Ph.D. and M.S. in Electrical Engineering from Johns Hopkins University, an MBA from The Wharton School of the University of Pennsylvania, and a bachelor’s degree in electrical engineering from the Indian Institute of Technology, Bombay.

About Jinhy Yoon

Jinhy Yoon is a public company director and investor with more than 20 years of experience driving shareholder value through disciplined capital allocation, balance sheet optimization and strategic transactions. She currently serves on the Board of Directors of Clear Channel Outdoor and previously served on the Board of Intelsat S.A., where she served on the Audit and Compensation Committees and oversaw financial reporting and internal controls, helping to guide the company through its sale to SES S.A. in July 2025.

Ms. Yoon previously spent 14 years at PIMCO, where she was an Executive Vice President and Credit Analyst and served as Sector Lead for Technology, Media, and Telecommunications, overseeing approximately $30 billion in debt and equity investments. She holds a J.D. from Columbia University School of Law and a B.A. in Accounting from the University of Notre Dame.

About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. With offices in 24 countries around the world, our mission shapes how consumers, businesses, governments and militaries around the world communicate and connect. Viasat is developing the ultimate global communications network to power high-quality, reliable, secure, affordable, fast connections to positively impact people’s lives anywhere they are — on the ground, in the air or at sea — while building a sustainable future in space. In May 2023, Viasat completed its acquisition of Inmarsat, combining the teams, technologies and resources of the two companies to create a new global communications partner. Learn more at www.viasat.com, the Viasat News Room or follow us on LinkedIn, X, Instagram, Facebook, Bluesky, Threads, and YouTube.

About Carronade Capital Management, LP (“Carronade Capital”)

Carronade Capital is a multi-strategy investment firm based in Darien, Connecticut with approximately $3.5 billion in assets under management that focuses on process driven investments in catalyst-rich situations. Carronade Capital, founded in 2019 by industry veteran Dan Gropper, currently employs 17 team members. Carronade Capital was launched on July 1, 2020. Dan Gropper brings with him more than three decades of special situations experience serving in senior roles at distinguished investment firms, including Elliott Management Corporation, Fortress Investment Group and Aurelius Capital Management, LP.

Viasat, Inc. Contacts

Dan Bleier / Scott Goryl, Corporate Communications, PR@Viasat.com

Lisa Curran / Peter Lopez, Investor Relations, IR@viasat.com

Forward-Looking Statements

This press release contains forward-looking statements regarding future events, our future results, the potential of our underlying businesses and expected shareholder value, that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements are based on current expectations, estimates, forecasts and projections about the industries in which we operate and the beliefs and assumptions of our management. We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “drive,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words and similar expressions to identify forward-looking statements. In addition, statements regarding projections of earnings, revenue, costs or other financial items; anticipated trends in our business or key markets; growth opportunities; the ability to successfully compete in our target markets and durability or strengthening of competitive advantages; the construction, completion, testing, launch, commencement of commercial service, expected performance and benefits of satellites and satellite payloads (including satellites planned or under construction) and the timing thereof; the expected capacity, coverage, service speeds and other features of our satellites, and the cost, economics and benefits associated therewith; anticipated subscriber growth; introduction and integration of multi-orbit capabilities; future economic conditions; the development, customer acceptance and anticipated performance of our technologies, products or services; plans, objectives and strategies for future operations; ability to drive capital efficiency and improved resource utilization; the number of additional aircraft or vessels anticipated to be put into service with our connectivity systems; expected revenue streams from the Ligado settlement; and other characterizations of future events or circumstances, are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially include: our ability to realize the anticipated benefits of any existing or future satellite; unexpected expenses related to our satellite projects; risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, launch, operational or deployment failure or degradation in satellite performance; capacity constraints in our business in the lead-up to the launch of services on new satellites; increasing levels of competition in our target markets; our ability to successfully implement our business plan on our anticipated timeline or at all; our ability to successfully develop, introduce and sell new technologies, products and services; audits by the U.S. Government; changes in the global business environment and economic conditions (including U.S. Government shutdowns); delays in approving U.S. Government budgets and cuts in government defense expenditures; our reliance on U.S. Government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; introduction of new technologies and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes (including changes affecting spectrum availability or permitted uses) on our ability to sell or deploy our products and services; changes in the way others use spectrum; our inability to access additional spectrum, use spectrum for additional purposes, and/or operate satellites at additional orbital locations; competing uses of the same spectrum or orbital locations that we utilize or seek to utilize; the effect of changes to global tax laws; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; compliance by Ligado with the terms of the Ligado settlement; our dependence on a limited number of key employees; and other factors identified under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 as updated in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 and our other filings with the Securities and Exchange Commission (the SEC). Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.